Exhibit 99.1

Ginkgo Bioworks Reports First Quarter 2023 Financial Results

Ginkgo added 13 new Cell Programs to the Foundry platform in Q1 2023

Recent acquisition of the adeno-associated virus (AAV) capsid engineering platform assets of StrideBio is advancing Ginkgo’s capabilities and commercial potential in gene therapy

Ginkgo ended Q1 2023 with approximately $1.2 billion in cash and cash equivalents - this strong balance sheet is a strategic asset that provides Ginkgo with a multi-year runway and a margin of safety in an otherwise challenging market environment

BOSTON, MA -- May 10, 2023 -- Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the first quarter ended March 31, 2023. The update, including a webcast slide presentation with additional details on the first quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

“In the 15 years since my co-founders and I launched Ginkgo, I have never been more optimistic than I am today,” said Jason Kelly, co-founder and CEO of Ginkgo. “There is no doubt that we are going to be living in a challenging market environment for a while, but Ginkgo was built for these moments - we have worked hard to give ourselves a margin of safety so that we can relentlessly focus on our mission to make biology easier to engineer. We’re starting to see the flywheel really turn, and I look forward to bringing you more updates of our technical progress and customer success.”

Recent Business Highlights & Strategic Positioning

•
Added 13 new Cell Programs to the Foundry platform in Q1 2023, representing 18% growth over the prior year period
•
Hosted Ferment, Ginkgo’s annual conference, which brought together about 1,000 participants in Boston and introduced four new end-to-end service offerings to help make Ginkgo’s platform more accessible in key markets:
o
Ginkgo Microbe Services leverages Ginkgo’s new West Sacramento agricultural biologicals R&D facility including lab-to-field translational research
o
Ginkgo Cell Therapy Services enables the discovery and optimization of novel cell therapies including regulatory elements, novel CAR designs, and iPSC engineering
o
Ginkgo AAV Services incorporates the recently acquired AAV capsid engineering platform from StrideBio and focuses on optimizing AAV capsid design for tissue targeting, immunogenicity, and manufacturability
o
Ginkgo RNA Therapeutics Services supports sequence discovery, circularization, manufacturing, LNP screening, and LNP binder engineering
•
Concentric, Ginkgo’s biosecurity and public health offering, executed well in Q1 2023, generating $47 million in Biosecurity revenue, with a mix shift towards revenue streams that we expect to be more recurring in nature
o
Beyond supporting biosecurity in schools, congregate settings, and at ports of entry, Concentric continues to extend support to additional nodes, including conflict zones, agricultural settings, and health care facilities
o
Concentric has established international partnerships in nine countries outside the U.S., including in Australia, Botswana, the Democratic Republic of the Congo, Qatar, Rwanda, Saudi Arabia, the United Kingdom, and Ukraine, as well as multilateral partnerships with Africa CDC and African Risk Capacity
•
Acquired the AAV engineering platform assets of StrideBio, enhancing Ginkgo’s capabilities in gene therapy and including a robust portfolio of engineered capsids that are ready for partnership

First Quarter 2023 Financial Highlights

•
First quarter 2023 Total revenue of $81 million, down from $168 million in the comparable prior year period, a decrease of 52% driven by the expected ramp down of K-12 testing in Ginkgo’s Biosecurity business unit
•
First quarter 2023 Cell Engineering revenue of $34 million, up from $21 million in the comparable prior year period, an increase of 59%

o
Services revenue was $33 million while downstream value share accounted for $1 million of revenue in the first quarter of 2023
•
First quarter 2023 Biosecurity revenue of $47 million with gross profit margin of 52%
•
First quarter 2023 Loss from operations of $(216) million (inclusive of stock-based compensation expense of $75 million), compared to Loss from operations of $(675) million in the comparable prior year period (inclusive of stock-based compensation expense of $659 million). The stock-based compensation expense primarily relates to the continued GAAP accounting for the modification of restricted stock units issued prior to Ginkgo becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 13, 2023, and which we expect will continue to ramp down significantly in 2023
•
First quarter 2023 Adjusted EBITDA of $(100) million, down from $(1) million in the comparable prior year period driven by both the higher run-rate of expenses in Cell Engineering and the as-expected decline in Biosecurity revenue
•
Cash and cash equivalents balance as of the end of the first quarter of approximately $1.2 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2023 Outlook

•
Ginkgo continues to expect to add 100 new Cell Programs to the Foundry platform in 2023
•
Ginkgo continues to expect Total revenue of at least $275 million in 2023
o
Ginkgo continues to expect Cell Engineering revenue of at least $175 million in 2023. This guidance excludes the impact of any downstream value share revenue, although Ginkgo is still working toward the achievement of downstream value share in 2023
o
While Biosecurity remains an uncertain business, Ginkgo continues to expect Biosecurity revenue in 2023 of at least $100 million, including a mix shift towards emerging product lines that are expected to be more recurring in nature, such as federal and international partnerships supporting pathogen monitoring and biosecurity infrastructure development

Conference Call Details

Ginkgo will host a videoconference today, Wednesday, May 10, 2023, beginning at 4:30 p.m. ET. The presentation will include an overview of the first quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)

+1 301 715 8592 (Washington DC)

+1 312 626 6799 (Chicago)

+1 669 900 6833 (San Jose)

+1 253 215 8782 (Tacoma)

+1 346 248 7799 (Houston)

+1 408 638 0968 (San Jose)

Webinar ID: 910 8558 0811

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks

Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo's biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats.

For more information, visit ginkgobioworks.com and concentricbyginkgo.com, read our blog, or follow us on social media channels such as Twitter (@Ginkgo and @ConcentricByGBW), Instagram (@GinkgoBioworks and @ConcentricByGinkgo), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks

This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our balance sheet and cash runway, acquisitions, current expectations, operations and anticipated results of operations, both business and financial, including expectations with regard to revenue, the nature of such revenue and any related downstream value share associated with such revenue, expenses, including our stock-based compensation expenses, our full year 2023 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vi) our ability to realize the expected benefits of merger and acquisition transactions, (vii) the outcome of any legal proceedings against Ginkgo, including as a result of recent acquisitions, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (x) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on March 13, 2023, and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:

investors@ginkgobioworks.com

MEDIA CONTACT:

press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of March 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$ 1,206,086	$ 1,315,792
Accounts receivable, net	83,257	80,907
Accounts receivable - related parties	1,584	1,558
Inventory, net	2,509	4,364
Prepaid expenses and other current assets	33,870	47,458
Total current assets	1,327,306	1,450,079
Property, plant, and equipment, net	313,973	314,773
Operating lease right-of-use assets	388,270	400,762
Investments	121,750	112,188
Equity method investments	1,187	1,543
Intangible assets, net	108,736	111,041
Goodwill	58,725	60,210
Other non-current assets	97,262	88,725
Total assets	$ 2,417,209	$ 2,539,321
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 21,571	$ 10,451
Deferred revenue	47,518	47,817
Accrued expenses and other current liabilities	122,615	114,694
Total current liabilities	191,704	172,962
Non-current liabilities:
Deferred revenue, net of current portion	174,815	174,767
Operating lease liabilities, non-current	404,098	413,256
Warrant liabilities	9,664	10,868
Other non-current liabilities	29,342	31,191
Total liabilities	809,623	803,044
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	194	190
Additional paid-in capital	6,211,634	6,136,378
Accumulated deficit	(4,602,628)	(4,397,659)
Accumulated other comprehensive loss	(1,614)	(2,632)
Total stockholders’ equity	1,607,586	1,736,277
Total liabilities and stockholders’ equity	$ 2,417,209	$ 2,539,321

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2023	2022 (as adjusted)*
Cell Engineering revenue	$ 34,096	$ 21,488
Biosecurity revenue:
Product	11,666	13,947
Service	34,940	132,970
Total revenue	80,702	168,405
Costs and operating expenses:
Cost of Biosecurity product revenue	4,541	8,095
Cost of Biosecurity service revenue	17,834	77,337
Research and development (1)	162,639	323,576
General and administrative (1)	111,433	434,768
Total operating expenses	296,447	843,776
Loss from operations	(215,745)	(675,371)
Other income (expense):
Interest income, net	14,545	177
Loss on equity method investments	(1,449)	(20,887)
(Loss) gain on investments	(6,370)	450
Change in fair value of warrant liabilities	1,204	85,035
Gain on deconsolidation of subsidiaries	—	15,900
Other income, net	2,928	1,919
Total other income, net	10,858	82,594
Loss before income taxes	(204,887)	(592,777)
Income tax expense (benefit)	82	(184)
Net loss	(204,969)	(592,593)
Net loss attributable to non-controlling interest	—	(2,088)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (204,969)	$ (590,505)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders:
Basic	$ (0.11)	$ (0.37)
Diluted	$ (0.11)	$ (0.37)
Weighted average common shares outstanding:
Basic	1,914,963	1,607,500
Diluted	1,916,637	1,607,500
Comprehensive loss:
Net loss	$ (204,969)	$ (592,593)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,018	(640)
Total other comprehensive income (loss)	1,018	(640)
Comprehensive loss	$ (203,951)	$ (593,233)

* As adjusted to reflect the impact of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”).
(1)
In the first quarter of 2023 and 2022, R&D and G&A expenses included a significant charge for stock-based compensation expense as a result of the modification of the vesting terms of RSUs and all related earnout shares. Total stock-based compensation expense, inclusive of employer payroll taxes was allocated as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
Research and development	$ 47,541	$ 266,340
General and administrative	27,659	392,695
Total	$ 75,200	$ 659,035

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022 (as adjusted)*
Cash flows from operating activities:
Net loss	$ (204,969)	$ (592,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,958	8,940
Stock-based compensation	72,986	652,821
Loss on equity method investments	1,449	20,887
Loss (gain) on investments	6,370	(450)
Change in fair value of warrant liabilities	(1,204)	(85,035)
Change in fair value of contingent consideration liability	5,177	1,513
Gain on deconsolidation of subsidiaries	—	(15,900)
Non-cash lease expense	8,039	3,808
Other non-cash activity	1,121	3
Changes in operating assets and liabilities:
Accounts receivable	(526)	(34,928)
Prepaid expenses and other current assets	5,587	126
Inventory	1,855	(5,335)
Operating lease right-of-use assets	2,665	—
Other non-current assets	(2,036)	2,212
Accounts payable	9,679	26,250
Accrued expenses and other current liabilities	9,401	9,973
Deferred revenue, current and non-current	(17,233)	11,444
Operating lease liabilities, current and non-current	(8,521)	(2,653)
Other non-current liabilities	617	(20,981)
Net cash used in operating activities	(90,585)	(19,898)
Cash flows from investing activities:
Purchases of property and equipment	(19,441)	(3,580)
Proceeds from sale of equipment	617	58
Purchase of investment in equity securities	—	(3,691)
Deconsolidation of subsidiaries - cash	—	(28,772)
Other	(590)	—
Net cash used in investing activities	(19,414)	(35,985)
Cash flows from financing activities:
Proceeds from exercise of stock options	12	75
Taxes paid related to net share settlement of equity awards	—	(981)
Principal payments on finance leases	(322)	(286)
Payment of equity offering issuance costs	(578)	—
Net cash used in financing activities	(888)	(1,192)
Effect of foreign exchange rates on cash and cash equivalents	(26)	(8)
Net decrease in cash, cash equivalents and restricted cash	(110,913)	(57,083)

Cash and cash equivalents, beginning of period	1,315,792	1,550,004
Restricted cash, beginning of period	53,789	42,924
Cash, cash equivalents and restricted cash, beginning of period	1,369,581	1,592,928

Cash and cash equivalents, end of period	1,206,086	1,492,971
Restricted cash, end of period	52,582	42,874
Cash, cash equivalents and restricted cash, end of period	$ 1,258,668	$ 1,535,845

* As adjusted to reflect the impact of the adoption of ASC 842.

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022 (as adjusted)*
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (204,969)	$ (590,505)
Interest income, net	(14,545)	(177)
Income tax expense (benefit)	82	(184)
Depreciation and amortization	18,958	8,940
EBITDA	(200,474)	(581,926)
Stock-based compensation (1)	75,200	659,035
Loss on equity method investments (2)	1,449	20,264
Loss (gain) on investments	6,370	(450)
Change in fair value of warrant liabilities	(1,204)	(85,035)
Gain on deconsolidation of subsidiaries	—	(15,900)
Merger and acquisition related expenses (3)	18,662	3,846
Change in fair value of convertible notes	(44)	(574)
Adjusted EBITDA	$ (100,041)	$ (740)

* As adjusted to reflect the impact of the adoption of ASC 842.
(1) For the three months ended March 31, 2023 and 2022, includes $2.2 million and $6.2 million, respectively, in employer payroll taxes.
(2) Represents losses on equity method investments under the hypothetical liquidation at book value (“HLBV”) method, net of losses attributable to non-controlling interests.

(3) Represents transaction and integration costs directly related to mergers and acquisitions including (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) acquired intangible assets expensed to research and development associated with an asset acquisition.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022 (as adjusted)*
Revenue:
Cell Engineering	$ 34,096	$ 21,488
Biosecurity	46,606	146,917
Total revenue	80,702	168,405
Segment cost of revenue:
Biosecurity	22,375	85,432
Segment research and development expense:
Cell Engineering	98,522	48,411
Biosecurity	567	517
Total segment research and development expense	99,089	48,928

Segment general and administrative expense:
Cell Engineering	61,692	26,693
Biosecurity	13,956	13,235
Total segment general and administrative expense	75,648	39,928
Segment operating income (loss):
Cell Engineering	(126,118)	(53,616)
Biosecurity	9,708	47,733
Total segment operating loss	(116,410)	(5,883)
Operating expenses not allocated to segments:
Stock-based compensation (1)	75,200	659,035
Depreciation and amortization	18,958	8,940
Change in fair value of contingent consideration liability	5,177	1,513
Loss from operations	$ (215,745)	$ (675,371)

* As adjusted to reflect the impact of the adoption of ASC 842.
(1) Includes $2.2 million and $6.2 million in employer payroll taxes for the three months ended March 31, 2023 and 2022, respectively.